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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 8 to the Registration Statement of Carey Watermark Investors Incorporated on Form S-11 of our report dated March 7, 2013 relating to the financial statements of CWI-HRI French Quarter Hotel Property, LLC and Subsidiary as of and for the years ended December 31, 2012 and 2011, which appear in Carey Watermark Investors Incorporated's Annual Report on Form 10-K for the year ended December 31, 2012; of our report dated July 16, 2012 relating to the financial statements of Eleventh Floor Lodging, LLC and EFL Hotel Operating Company, LLC, as of December 31, 2011 and 2010, incorporated by reference to Exhibit 99.1 to Carey Watermark Investors Incorporated Form 8-K/A filed on August 23, 2012 and of our reports dated June 8, 2011 and October 1, 2011 which appear in the financial statements of 800 Canal Street Limited Partnership as of and for the periods ended December 31, 2010 and June 30, 2011, incorporated by reference to Exhibits 99.1 and 99.2, respectively, to Carey Watermark Investors Incorporated Form 8-K/A filed on November 22, 2011. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Pailet, Meunier and LeBlanc L.L.P.
Metairie, Louisiana
July 24, 2013

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  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM